EXHIBIT 99.1

Sierra Monitor Corporation Announces Financial Results for the Second Quarter Ended June 30, 2017

MILPITAS, Calif., Aug. 01, 2017 (GLOBE NEWSWIRE) -- Sierra Monitor Corporation (OTCQB:SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the second quarter ended June 30, 2017.

Sierra Monitor will host a conference call to discuss the financial results on Wednesday, August 2, 2017 at 10:00 AM Pacific Time.  The conference call can be accessed live over the phone by dialing (844) 392-1914 or for international callers by dialing +1 (270) 823-1072 and referencing conference ID 63952930.

Financial Highlights

  Reported Q2 2017 net sales of approximately $4.8 million, compared to approximately $4.8 million in the same prior year period.
  Recorded Q2 2017 gross profit of 58%, compared to 58% in the same prior year period.
  Reported Q2 2017 GAAP net loss per share of $0.04 (basic and diluted), compared to GAAP net income of $0.00 per share (basic and diluted) for the prior year period.
  Posted Q2 2017 EBITDA loss of $0.6 million, compared to EBITDA income of approximately $0.2 million for the same prior year period.
  Reported Q2 2017 Non-GAAP net loss per share of $0.03 (basic and diluted), compared to Non-GAAP net income of $0.02 per share (basic and diluted) in the same prior year period.
  Ended Q2 2017 with a cash balance of approximately $4.6 million and no bank debt compared to a cash balance of $4.7 million and no bank debt on December 31, 2016.
  Declared twentieth consecutive quarterly dividend of $0.01 per share, to be paid on August 15, 2017.

Second Quarter and Six Month 2017 Financial Results

Net sales for the quarter ended June 30, 2017 were $4,835,420, compared to $4,818,592 reported for the same period of 2016. Sierra Monitor posted a GAAP net loss of $425,464 or $0.04 per share (basic and diluted), for the quarter ended June 30, 2017, compared to GAAP net income of $4,416 or $0.00 per share (basic and diluted), for the same period of 2016. See Table A of this release for condensed statements of operations. Approximately $400,000 of the current period net loss was attributable to one time reorganization costs.

Sierra Monitor posted non-GAAP net loss of $275,102 or $0.03 per share (basic and diluted), for the quarter ended June 30, 2017, compared to non-GAAP net income of $167,319 or $0.02 per share (basic and diluted), for the same period of 2016.  See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.  Approximately $400,000 of the current period non-GAAP net loss was attributable to one time reorganization costs.

Sierra Monitor recorded negative EBITDA of $580,982 for the quarter ended June 30, 2017, compared to EBITDA of $158,246 for the same period of 2016. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.  Approximately $580,000 of the current period EBITDA loss was attributable to one time reorganization costs.

Net sales for the six months ended June 30, 2017 were $9,362,610, compared to $9,359,589 reported for the same period of 2016. Sierra Monitor posted GAAP net loss of $559,306 or $0.05 per share (basic and diluted), for the six months ended June 30, 2017, compared to GAAP net loss of $93,712 or $0.01 per share (basic and diluted), for the same period of 2016. See Table A of this release for condensed statements of operations.  Approximately $400,000 of the current year-to-date net loss was attributable to one time reorganization costs.

Sierra Monitor posted non-GAAP net loss of $253,007 or $0.03 per share (basic and diluted), for the six months ended June 30, 2017, compared to non-GAAP net income of $361,258 or $0.04 per share (basic and diluted) for the same period of 2016.  See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.  Approximately $400,000 of the current year-to-date non-GAAP net loss was attributable to one time reorganization costs.

Sierra Monitor posted negative EBITDA of $675,184 for the six months ended June 30, 2017, compared to EBITDA of $186,414 for the same period of 2016. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.  Approximately $580,000 of the current year-to-date negative EBITDA was attributable to one time reorganization costs.

Sierra Monitor had $4,639,458 in cash on June 30, 2017 with no bank borrowings, compared to $4,692,999 on December 31, 2016. Net trade receivables on June 30, 2017 were $2,639,429, compared to $2,502,601 on December 31, 2016. The company’s days’ sales outstanding were 48 days, compared to 47 days for the same period in 2016. Inventory at the end of Q2 2017 was $2,524,298 compared to $2,443,774 on December 31, 2016. See Table B of this release for a summary of the balance sheet.

Business Highlights

Two senior executives left the company during the second quarter of 2017.  Re-organization costs of approximately $580,000 related to the executive departures impacted our financial results noted Gordon Arnold, Interim CEO.  Our second quarter 2017 revenue from gas detection products increased approximately 9% and revenue from FieldServer products increased approximately 5% compared to the first quarter of 2017.

While we continue qualification processes for our FieldPop cloud offering we know it is important to build sales of the current product lines.  Toward that goal we began ProtoNode shipments to three new customers including a boiler manufacturer, a water pump manufacturer and a flow control engineering firm.  We also completed qualification testing with two lighting control companies, a clean room fan filter manufacturer and an uninterruptable power supply manufacturer.  Each of these Original Equipment Manufacturers are now using, or expected to use, our ProtoNode or ProtoAir modules for interface with Building Management System.

The variety of applications is an indication of the type of opportunity available for deployment of our gateway products and represents further opportunity for our FieldPop cloud solution.  FieldPop enables remote control and data management.

We appointed a new Director of Sales and Marketing to lead and grow our gas detection sales team.  We have upgrades underway for gas detection systems on the Los Angeles Metro Purple line and Gold Line where our new controller and gas detector technologies were justified by the labor cost savings during ownership.  We are also upgrading the first of twelve CNG facilities used by the Los Angles Metro bus lines where our equipment has been in operation since the late 1990’s.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company’s FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities.   With more than 200,000 installed units, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry’s leading multi-protocol gateway.

Sierra Monitor’s Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1978 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit:  http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Table A

SIERRA MONITOR CORPORATION

Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net sales	$4,835,420	$4,818,592	$9,362,610	$9,359,589
Cost of goods sold	2,048,474	2,022,418	3,841,280	3,935,198
Gross profit	2,786,946	2,796,174	5,521,330	5,424,391
Operating expenses
Research and development	768,212	680,441	1,528,508	1,380,362
Selling and marketing	1,260,339	1,216,580	2,615,550	2,473,013
General and administrative	824,726	828,098	1,612,538	1,597,237
Non-recurring reorganization expense	580,425	-	580,425	-
	3,433,702	2,725,119	6,337,021	5,450,612
Loss (income) from operations	(646,756)	71,055	(815,691)	(26,221)
Interest income	-	150	-	203
Loss (income) before income taxes	(646,756)	71,205	(815,691)	(26,018)
Income tax (benefit) provision	(221,292)	66,789	(256,385)	67,694
Net (loss) income	$(425,464)	$4,416	$(559,306)	$(93,712)
Net (loss) income available to common shareholders per common share
Basic:	$(0.04)	$0.00	$(0.05)	$(0.01)
Diluted:	$(0.04)	$0.00	$(0.05)	$(0.01)
Weighted average number of common shares used in per share computations
Basic:	10,181,553	10,145,862	10,179,053	10,145,862
Diluted:	10,181,553	10,147,539	10,179,053	10,145,862

Table B

SIERRA MONITOR CORPORATION

Condensed Balance Sheets

Assets	June 30, 2017 (unaudited)	December 31, 2016
Current assets:
Cash	$4,639,458	$4,692,999
Trade receivables, less allowance for doubtful accounts of approx. $75,000 at June 30, 2017 and December 31, 2016	2,639,429	2,502,601
Inventories, net	2,524,298	2,443,774
Prepaid expenses	285,885	575,177
Income tax deposit	305,819	68,949
Total current assets	10,394,889	10,283,500

Property and equipment, net	130,740	167,831
Deferred income taxes	249,967	249,967

Other assets	149,423	202,875
Total assets	$10,925,019	$10,904,173
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$853,709	$824,951
Accrued compensation expenses	533,170	460,584
Other current liabilities	668,834	168,584
Total current liabilities	2,055,713	1,454,119

Deferred tax liability	88,802	88,802
Total liabilities	2,144,515	1,542,921

Commitments and contingencies Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 10,190,625 and 10,171,551 shares issued and outstanding, at June 30, 2017 and December 31, 2016 respectively.	10,191	10,172
Additional paid-in capital	4,321,598	4,139,527
Retained earnings	4,448,715	5,211,553
Total shareholders’ equity	8,780,504	9,361,252
Total liabilities and shareholders’ equity	$10,925,019	$10,904,173

See accompanying notes to the unaudited interim condensed financial statements.

SIERRA MONITOR CORPORATION

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.  Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge.  We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis.  Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand.  The quarterly analysis is used to adjust the provision for inventory losses.  We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures.  We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
GAAP Net (Loss) Income	$(425,464)	$4,416	$(559,306)	$(93,712)
Adjustments
Depreciation and amortization	65,774	87,191	140,507	212,635
Provision for bad debt expense	-	-	-	6,308
Provision for inventory losses	-	(21,411)	-	47,165
Stock based comp expense	84,588	97,123	165,792	188,862
Total adjustments	150,362	162,903	306,299	454,970
Non-GAAP Net (Loss) Income	$(275,102)	$167,319	$(253,007)	$361,258

Non-GAAP Net (Loss) Income Per Share:
Basic	$(0.03)	$0.02	$(0.03)	$0.04
Diluted	$(0.03)	$0.02	$(0.03)	$0.04
Weighted-average number of shares used in per share computations:
Basic	10,181,533	10,145,862	10,179,053	10,145,862
Diluted	10,181,533	10,147,539	10,179,053	10,145,862

Table D

SIERRA MONITOR CORPORATION Reconciliation of GAAP to EBITDA Operating Results

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
GAAP Net (Loss) Income	$(425,464)	$4,416	$(559,306)	$(93,712)
Interest Income	-	(150)	-	(203)
Income Tax (Benefit) Provision	(221,292)	66,789	(256,385)	67,694
Depreciation and amortization	65,774	87,191	140,507	212,635
Non-GAAP EBITDA (Loss) Income	$(580,982)	$158,246	$(675,184)	$186,414

Sierra Monitor Investor Relations Contact

Gordon R. Arnold
Interim CEO, Sierra Monitor Corporation
GArnold@sierramonitor.com